EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2022

•Fourth quarter net income of $27.7 million;
•Linked quarter loan growth of 2.1%;
•Linked quarter net interest margin increased to 3.19% and net interest margin (FTE) increased to 3.40%(1);
•Annualized return on fourth quarter average assets of 1.47%;
•Annualized return on fourth quarter average tangible common equity of 21.35%(1); and
•Nonperforming assets decreased to 0.14% of total assets.
Tyler, Texas (January 27, 2023) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ: SBSI) today reported its financial results for the quarter and year ended December 31, 2022. Southside reported net income of $27.7 million for the three months ended December 31, 2022, a decrease of $1.0 million, or 3.6%, compared to $28.7 million for the same period in 2021. Earnings per diluted common share decreased $0.01, or 1.1%, to $0.87 for the three months ended December 31, 2022, from $0.88 for the same period in 2021. The annualized return on average shareholders’ equity for the three months ended December 31, 2022 was 15.08%, compared to 12.67% for the same period in 2021.  The annualized return on average assets was 1.47% for the three months ended December 31, 2022, compared to 1.57% for the same period in 2021.
“We are pleased to report excellent fourth quarter and annual results for 2022,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “Fourth quarter financial results for 2022 were highlighted by net income of $27.7 million, earnings per diluted common share of $0.87, a 1.47% return on average assets, and annualized linked quarter loan growth of 8.2%. Our asset quality remained strong and our tax-equivalent net interest margin linked quarter increased four basis points to 3.40%. During the fourth quarter, our $743 million of fair market value swaps began producing net interest income as the overnight SOFR rate we receive increased above the average fixed rate we pay. We recorded approximately $645,000 of net interest income related to these swaps for the month of December.”
“Texas continues to benefit from migration from other states, job growth and company relocations. Overall, we believe that the long-term economic conditions and growth prospects for the markets we serve remain solid.”
Operating Results for the Three Months Ended December 31, 2022
Net income was $27.7 million for the three months ended December 31, 2022, compared to $28.7 million for the same period in 2021, a decrease of $1.0 million, or 3.6%. Earnings per diluted common share were $0.87 and $0.88 for the three months ended December 31, 2022 and 2021, respectively. The decrease in net income was primarily a result of an increase in provision for credit losses, an increase in noninterest expense and a decrease in noninterest income, partially offset by an increase in net interest income and a decrease in income tax expense. For the three months ended December 31, 2022, Southside recorded a provision for credit losses of $2.1 million, compared to a reversal of provision for credit losses of $3.4 million for the same period in 2021. Annualized returns on average assets and average shareholders’ equity for the three months ended December 31, 2022 were 1.47% and 15.08%, respectively, compared to 1.57% and 12.67%, respectively, for the three months ended December 31, 2021.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 48.92% and 46.38%, respectively, for the three months ended December 31, 2022, compared to 50.34% and 47.61%, respectively, for the three months ended December 31, 2021, and 50.09% and 47.42%, respectively, for the three months ended September 30, 2022.
Net interest income for the three months ended December 31, 2022 was $56.8 million, compared to $49.4 million for the same period in 2021, an increase of 15.1%. The increase in net interest income compared to the same period in 2021 was due to the increase in interest income, a result of the increase in the average yield and the average balance of interest earning assets, partially offset by an increase in interest expense on our interest bearing liabilities due to higher interest rates, the change in the mix of our interest bearing liabilities and a decrease in the interest income from Paycheck Protection Program (“PPP”) loans. Linked quarter, net interest income increased $1.3 million, or 2.4%, compared to $55.5 million during the three months ended September 30, 2022. The increase in net interest income was due to the increase in the average yield and balance of interest earning assets, which more than offset the increase in the average rate paid on interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) increased to 3.19% and 3.40%, respectively, for the three months ended December 31, 2022, compared to 3.01% and 3.23%, respectively, for the same period in 2021. Linked quarter, net interest margin and tax-equivalent net interest margin(1) both increased four basis points from 3.15% and 3.36%, respectively for the three months ended September 30, 2022.

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Noninterest income was $10.8 million for the three months ended December 31, 2022, a decrease of $1.2 million, or 10.4%, compared to $12.0 million for the same period in 2021. The decrease was due to a decrease in net gain on sale of securities available for sale (“AFS”) and decreases in deposit services income, gain on sale of loans, bank owned life insurance (“BOLI”) income and brokerage services income, partially offset by an increase in other noninterest income. On a linked quarter basis, noninterest income increased $0.5 million, or 4.8%, compared to the three months ended September 30, 2022. The increase was due to an increase in other noninterest income, deposit services income and trust income, partially offset by a decrease in BOLI income.
Noninterest expense increased $2.2 million, or 7.1%, to $33.6 million for the three months ended December 31, 2022, compared to $31.3 million for the same period in 2021. The primary increase was in salaries and employee benefits. Several additional expense categories increased, including professional fees, net occupancy expense, advertising, travel and entertainment expense and software and data processing expense, however when combined, such expenses were partially offset by decreases in communications expense and amortization of intangibles. On a linked quarter basis, noninterest expense increased slightly by $0.1 million, or 0.3%, compared to the three months ended September 30, 2022.
Income tax expense decreased $0.5 million, or 10.8%, for the three months ended December 31, 2022, compared to the same period in 2021. On a linked quarter basis, income tax expense increased $0.4 million, or 10.8%. Our effective tax rate (“ETR”) decreased to 13.4% for the three months ended December 31, 2022, compared to 14.4% for the three months ended December 31, 2021, and increased from 12.6% for the three months ended September 30, 2022.
Operating Results for the Year Ended December 31, 2022
Net income was $105.0 million for the year ended December 31, 2022, compared to $113.4 million for the same period in 2021, a decrease of $8.4 million, or 7.4%. Earnings per diluted common share were $3.26 for the year ended December 31, 2022, compared to $3.47 for the same period in 2021, a decrease of 6.1%. The decrease in net income was largely driven by an increase in provision for credit losses, a decrease in noninterest income and an increase in noninterest expense, partially offset by the increase in net interest income and the decrease in income tax expense. For the year ended December 31, 2022, we had a provision for credit losses of $3.2 million, compared to a reversal of provision for credit losses of $17.0 million for the same period in 2021. Returns on average assets and average shareholders’ equity for the year ended December 31, 2022 were 1.43% and 13.42%, respectively, compared to 1.59% and 12.77%, respectively, for the year ended December 31, 2021.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 50.05% and 47.39%, respectively, for the year ended December 31, 2022, compared to 51.74% and 49.03%, respectively, for the year ended December 31, 2021.
Net interest income was $212.3 million for the year ended December 31, 2022, compared to $189.6 million for the same period in 2021, due to the increase in interest income, a result of the increase in the average yield and balance of our interest earning assets, partially offset by the increase in interest expense on our interest bearing liabilities due to the increase in interest rates, the change in the mix of our interest bearing liabilities and a decrease in the interest income from PPP loans.
Our net interest margin and tax-equivalent net interest margin(1) were 3.11% and 3.32%, respectively, for the year ended December 31, 2022, compared to 2.96% and 3.16%, respectively, for the same period in 2021. The increase in net interest margin was due to higher average yields and balances on our interest earning assets during the year ended December 31, 2022.
Noninterest income was $40.9 million for the year ended December 31, 2022, a decrease of $8.5 million, or 17.2%, compared to $49.3 million for the same period in 2021. The decrease was due to the net loss on sale of securities AFS of $3.8 million for the year ended December 31, 2022, compared to a net gain of $3.9 million for the same period in 2021 and decreases in gain on sale of loans and deposit services income, partially offset by an increase in other noninterest income.
Noninterest expense was $130.3 million for the year ended December 31, 2022, compared to $125.0 million for the same period in 2021, an increase of $5.3 million, or 4.2%. The primary increase was in salaries and employee benefits. Several additional expense categories increased, including software and data processing expense, advertising, travel and entertainment expense, professional fees and net occupancy expense, however when combined, such expenses were partially offset by the loss on the redemption of subordinated notes recorded in the third quarter of 2021, amortization of intangibles and communications expense.
Income tax expense decreased $2.8 million, or 16.2%, for the year ended December 31, 2022, compared to the same period in 2021. Our ETR was approximately 12.2% and 13.3% for the year ended December 31, 2022 and 2021, respectively. The lower ETR for the year ended December 31, 2022, as compared to the same period in 2021, was primarily due to an increase in tax-exempt income as a percentage of pre-tax income.
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Balance Sheet Data
At December 31, 2022, we had $7.56 billion in total assets, compared to $7.26 billion at December 31, 2021 and $7.45 billion at September 30, 2022.
Loans at December 31, 2022 were $4.15 billion, an increase of $502.5 million, or 13.8%, compared to $3.65 billion at December 31, 2021. Our PPP loans, a component of the commercial loan category, decreased $30.9 million over that same period due to forgiveness payments received for loans funded under the Coronavirus Aid, Relief, and Economic Security Act. Excluding PPP loans, total loans increased $533.5 million, or 14.8%, due to increases of $389.5 million in commercial real estate loans, $111.8 million in construction loans, $24.0 million in commercial loans (excluding PPP loans), $12.4 million in 1-4 family residential loans and $7.0 million in municipal loans. The increases were partially offset by a decrease of $11.3 million in loans to individuals. Linked quarter loans increased $84.2 million, or 2.1%, due to increases of $85.8 million in commercial real estate loans, $16.8 million in 1-4 family residential loans, $5.3 million in construction loans and $0.9 million in municipal loans. These increases were partially offset by decreases of $21.5 million in commercial loans and $3.1 million in loans to individuals.
Securities at December 31, 2022 were $2.63 billion, a decrease of $229.4 million, or 8.0%, compared to $2.86 billion at December 31, 2021. Linked quarter, securities increased $50.0 million, or 1.9%, from $2.58 billion at September 30, 2022. During the fourth quarter, we transferred additional municipal securities and corporate bonds with fair values of approximately $118.9 million and $56.9 million, respectively, to held to maturity (“HTM”). All transfers from AFS to HTM were at the fair market value on the date of transfer. There was no impact to the income statement as a result of these transfers.
Deposits at December 31, 2022 were $6.20 billion, an increase of $475.7 million, or 8.3%, compared to $5.72 billion at December 31, 2021. Linked quarter, deposits increased $16.9 million, or 0.3%, from $6.18 billion at September 30, 2022. During the three months ended December 31, 2022, brokered deposits decreased $102.7 million, or 13.5%, compared to September 30, 2022. Brokered deposits at December 31, 2022, increased $364.5 million, or 123.6%, compared to December 31, 2021, primarily due to funding our cash flow hedge swaps with brokered deposits in place of Federal Home Loan Bank advances to obtain lower cost funding.
On December 13, 2022, our board of directors increased its authorization under the Company’s current Stock Repurchase Plan, previously authorized in March 2022, by an additional 1.0 million shares, for a total authorization to repurchase up to 2.0 million shares of the Company's common stock from time to time. Repurchases may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may suspend or discontinue the plan at any time. During the fourth quarter ended December 31, 2022, we purchased 608,976 shares of common stock at an average price of $35.03 pursuant to the Stock Repurchase Plan. As of December 31, 2022, approximately 1.1 million authorized shares remained available for purchase. Subsequent to December 31, 2022, and through January 24, 2023, we purchased 141,053 shares of common stock at an average price of $35.73 pursuant to the Stock Repurchase Plan.
Asset Quality
Nonperforming assets at December 31, 2022 were $10.9 million, or 0.14% of total assets, a decrease of $0.7 million, or 6.4%, compared to $11.6 million, or 0.16% of total assets, at December 31, 2021, and a decrease from $11.7 million, or 0.16% of total assets, at September 30, 2022.
The allowance for loan losses increased to $36.5 million, or 0.88% of total loans, at December 31, 2022, compared to $35.3 million, or 0.97% of total loans, at December 31, 2021. The increase was primarily due to economic uncertainty related to inflation and recessionary concerns, partially offset by improved asset quality. The allowance for loan losses was $36.5 million, or 0.90% of total loans, at September 30, 2022.
We recorded a provision for credit losses for loans of $0.5 million and a reversal of provision of $2.7 million for the three month periods ended December 31, 2022 and 2021, respectively, compared to provision for credit losses for loans of $1.3 million for the three months ended September 30, 2022. Net charge-offs were $0.5 million for the three months ended December 31, 2022, compared to net charge-offs of $34,000 for the three months ended December 31, 2021 and net charge-offs of $0.2 million for the three months ended September 30, 2022. Net charge-offs were $0.7 million for the year ended December 31, 2022, compared to net charge-offs of $0.8 million for the year ended December 31, 2021.
We recorded a provision for credit losses for off-balance-sheet credit exposures of $1.6 million and a reversal of provision of $0.7 million for the three month periods ended December 31, 2022 and 2021, respectively, compared to a provision for credit losses for off-balance-sheet credit exposures of $0.2 million for the three months ended September 30, 2022. We recorded a provision for credit losses for off-balance-sheet credit exposures of $1.3 million and a reversal of provision of $4.0 million for
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years ended December 31, 2022 and 2021, respectively. The balance of the allowance for off-balance-sheet credit exposures at December 31, 2022 and 2021, was $3.7 million and $2.4 million, respectively, and is included in other liabilities.
Dividend
Southside Bancshares, Inc. declared a fourth quarter cash dividend of $0.34 per share and a special cash dividend of $0.04 per share on November 3, 2022, which was paid on December 8, 2022, to all shareholders of record as of November 23, 2022.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its fourth quarter and year ended December 31, 2022 financial results on Friday, January 27, 2023 at 11:00 a.m. CST.  The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://register.vevent.com/register/BId020dcaa8c67456aa3bcb56252078ea1 to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe this measure to be the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $7.56 billion in assets as of December 31, 2022, that owns 100% of Southside Bank.  Southside Bank currently has 55 branches in Texas and operates a network of 74 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of our expansion, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates, tax reform, inflation, the impacts related to or resulting from Russia’s invasion of Ukraine and other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, higher interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages and additional interest rate increases by the Federal Reserve.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under “Part I - Item 1. Forward Looking Information” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2022				2021
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
ASSETS
Cash and due from banks	$106,143	$110,620	$111,099	$90,399	$91,120
Interest earning deposits	9,276	3,476	12,910	72,158	110,633
Federal funds sold	83,833	81,031	48,280	24,550	—
Securities available for sale, at estimated fair value	1,299,014	1,424,562	1,733,354	2,065,984	2,764,325
Securities held to maturity, at net carrying value	1,326,729	1,151,205	1,083,672	474,319	90,780
Total securities	2,625,743	2,575,767	2,817,026	2,540,303	2,855,105
Federal Home Loan Bank stock, at cost	9,190	12,887	13,726	3,757	14,375
Loans held for sale	667	421	815	1,576	1,684
Loans	4,147,691	4,063,495	3,963,041	3,800,916	3,645,162
Less: Allowance for loan losses	(36,515)	(36,506)	(35,449)	(35,524)	(35,273)
Net loans	4,111,176	4,026,989	3,927,592	3,765,392	3,609,889
Premises & equipment, net	141,256	142,653	142,772	142,880	142,509
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	4,622	5,137	5,687	6,273	6,895
Bank owned life insurance	133,911	133,394	132,675	131,923	131,232
Other assets	131,703	160,256	192,363	138,788	95,044
Total assets	$7,558,636	$7,453,747	$7,606,061	$7,119,115	$7,259,602

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,671,562	$1,759,959	$1,735,488	$1,630,056	$1,644,775
Interest bearing deposits	4,526,457	4,421,200	4,512,921	4,440,343	4,077,552
Total deposits	6,198,019	6,181,159	6,248,409	6,070,399	5,722,327
Other borrowings and Federal Home Loan Bank borrowings	374,511	318,252	212,179	34,067	367,257
Subordinated notes, net of unamortized debt issuance costs	98,674	98,639	98,604	98,569	98,534
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,265	60,264	60,262	60,261	60,260
Other liabilities	81,170	87,797	254,825	71,578	99,052
Total liabilities	6,812,639	6,746,111	6,874,279	6,334,874	6,347,430
Shareholders' equity	745,997	707,636	731,782	784,241	912,172
Total liabilities and shareholders' equity	$7,558,636	$7,453,747	$7,606,061	$7,119,115	$7,259,602

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2022				2021
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Income Statement:
Total interest income	$75,128	$66,880	$57,100	$53,873	$54,760
Total interest expense	18,286	11,365	6,022	4,967	5,359
Net interest income	56,842	55,515	51,078	48,906	49,401
Provision for (reversal of) credit losses	2,086	1,494	(633)	294	(3,421)
Net interest income after provision for (reversal of) credit losses	54,756	54,021	51,711	48,612	52,822
Noninterest income
Deposit services	6,478	6,241	6,496	6,628	6,855
Net gain (loss) on sale of securities available for sale	—	(99)	(2,177)	(1,543)	463
Gain on sale of loans	36	109	208	178	356
Trust fees	1,571	1,407	1,520	1,494	1,586
Bank owned life insurance	516	720	720	691	710
Brokerage services	727	701	1,098	809	907
Other	1,438	1,190	1,232	2,468	1,134
Total noninterest income	10,766	10,269	9,097	10,725	12,011
Noninterest expense
Salaries and employee benefits	20,967	21,368	20,329	19,969	20,067
Net occupancy	3,973	3,847	3,654	3,656	3,541
Advertising, travel & entertainment	1,188	789	716	737	876
ATM expense	360	317	356	281	345
Professional fees	1,473	1,412	1,147	927	849
Software and data processing	1,741	1,736	1,739	1,631	1,454
Communications	387	497	509	503	544
FDIC insurance	511	485	477	472	464
Amortization of intangibles	515	550	586	622	658
Other	2,446	2,463	2,593	2,397	2,536
Total noninterest expense	33,561	33,464	32,106	31,195	31,334
Income before income tax expense	31,961	30,826	28,702	28,142	33,499
Income tax expense	4,293	3,875	3,297	3,146	4,812
Net income	$27,668	$26,951	$25,405	$24,996	$28,687

Common Share Data:
Weighted-average basic shares outstanding	31,896	32,112	32,119	32,357	32,311
Weighted-average diluted shares outstanding	31,964	32,221	32,251	32,537	32,487
Common shares outstanding end of period	31,547	32,127	32,108	32,294	32,352
Earnings per common share
Basic	$0.87	$0.84	$0.79	$0.77	$0.89
Diluted	0.87	0.84	0.79	0.77	0.88
Book value per common share	23.65	22.03	22.79	24.28	28.20
Tangible book value per common share (1)	17.13	15.61	16.35	17.86	21.77
Cash dividends paid per common share	0.38	0.34	0.34	0.34	0.39

Selected Performance Ratios:
Return on average assets	1.47%	1.43%	1.42%	1.40%	1.57%
Return on average shareholders’ equity	15.08	14.23	13.33	11.42	12.67
Return on average tangible common equity (1)	21.35	19.94	18.62	15.20	16.80
Average yield on earning assets (FTE) (1)	4.43	4.00	3.66	3.53	3.55
Average rate on interest bearing liabilities	1.48	0.92	0.52	0.44	0.46
Net interest margin (FTE) (1)	3.40	3.36	3.30	3.22	3.23
Net interest spread (FTE) (1)	2.95	3.08	3.14	3.09	3.09
Average earning assets to average interest bearing liabilities	143.66	142.83	144.54	141.93	141.21
Noninterest expense to average total assets	1.78	1.77	1.79	1.75	1.72
Efficiency ratio (FTE) (1)	46.38	47.42	47.74	48.15	47.61
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2022				2021
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Nonperforming Assets:	$10,862	$11,717	$11,815	$11,455	$11,609
Nonaccrual loans	2,846	3,039	3,119	2,357	2,536
Accruing loans past due more than 90 days	—	—	—	—	—
Troubled debt restructured loans	7,849	8,481	8,568	9,098	9,073
Other real estate owned	93	162	128	—	—
Repossessed assets	74	35	—	—	—

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.07%	0.07%	0.08%	0.06%	0.07%
Ratio of nonperforming assets to:
Total assets	0.14	0.16	0.16	0.16	0.16
Total loans	0.26	0.29	0.30	0.30	0.32
Total loans and OREO	0.26	0.29	0.30	0.30	0.32
Total loans, excluding PPP loans, and OREO	0.26	0.29	0.30	0.30	0.32
Ratio of allowance for loan losses to:
Nonaccruing loans	1,283.03	1,201.25	1,136.55	1,507.17	1,390.89
Nonperforming assets	336.17	311.56	300.03	310.12	303.84
Total loans	0.88	0.90	0.89	0.93	0.97
Total loans, excluding PPP loans	0.88	0.90	0.90	0.94	0.98
Net charge-offs (recoveries) to average loans outstanding	0.05	0.02	—	—	—

Capital Ratios:
Shareholders’ equity to total assets	9.87	9.49	9.62	11.02	12.57
Common equity tier 1 capital	12.63	12.98	12.83	13.67	14.17
Tier 1 risk-based capital	13.70	14.07	13.94	14.86	15.43
Total risk-based capital	16.11	16.50	16.38	17.50	18.15
Tier 1 leverage capital	9.96	10.09	10.34	10.39	10.33
Period end tangible equity to period end tangible assets (1)	7.35	6.92	7.10	8.35	9.99
Average shareholders’ equity to average total assets	9.72	10.02	10.64	12.28	12.42

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2022				2021
Loan Portfolio Composition	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Real Estate Loans:
Construction	$559,681	$554,345	$520,484	$490,166	$447,860
1-4 Family Residential	663,519	646,692	640,706	647,837	651,140
Commercial	1,987,707	1,901,921	1,834,734	1,722,577	1,598,172
Commercial Loans	412,064	433,538	428,974	401,144	418,998
Municipal Loans	450,067	449,219	457,239	455,155	443,078
Loans to Individuals	74,653	77,780	80,904	84,037	85,914
Total Loans	$4,147,691	$4,063,495	$3,963,041	$3,800,916	$3,645,162

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$36,506	$35,449	$35,524	$35,273	$38,022
Loans charged-off	(864)	(686)	(479)	(555)	(489)
Recoveries of loans charged-off	383	449	516	540	455
Net loans (charged-off) recovered	(481)	(237)	37	(15)	(34)
Provision for (reversal of) loan losses	490	1,294	(112)	266	(2,715)
Balance at end of period	$36,515	$36,506	$35,449	$35,524	$35,273

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$2,091	$1,891	$2,412	$2,384	$3,090
Provision for (reversal of) off-balance-sheet credit exposures	1,596	200	(521)	28	(706)
Balance at end of period	$3,687	$2,091	$1,891	$2,412	$2,384
Total Allowance for Credit Losses	$40,202	$38,597	$37,340	$37,936	$37,657
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31,
	2022	2021
Income Statement:
Total interest income	$252,981	$215,987
Total interest expense	40,640	26,430
Net interest income	212,341	189,557
Provision for (reversal of) credit losses	3,241	(16,964)
Net interest income after provision for (reversal of) credit losses	209,100	206,521
Noninterest income
Deposit services	25,843	26,368
Net gain (loss) on sale of securities available for sale	(3,819)	3,862
Gain on sale of loans	531	1,641
Trust fees	5,992	5,959
Bank owned life insurance	2,647	2,618
Brokerage services	3,335	3,383
Other	6,328	5,505
Total noninterest income	40,857	49,336
Noninterest expense
Salaries and employee benefits	82,633	79,892
Net occupancy	15,130	14,239
Advertising, travel & entertainment	3,430	2,367
ATM expense	1,314	1,166
Professional fees	4,959	4,015
Software and data processing	6,847	5,675
Communications	1,896	2,233
FDIC insurance	1,945	1,807
Amortization of intangibles	2,273	2,849
Loss on redemption of subordinated notes	—	1,118
Other	9,899	9,669
Total noninterest expense	130,326	125,030
Income before income tax expense	119,631	130,827
Income tax expense	14,611	17,426
Net income	$105,020	$113,401

Common Share Data:
Weighted-average basic shares outstanding	32,120	32,558
Weighted-average diluted shares outstanding	32,251	32,692
Common shares outstanding end of period	31,547	32,352
Earnings per common share
Basic	$3.27	$3.48
Diluted	3.26	3.47
Book value per common share	23.65	28.20
Tangible book value per common share (1)	17.13	21.77
Cash dividends paid per common share	1.40	1.37

Selected Performance Ratios:
Return on average assets	1.43%	1.59%
Return on average shareholders’ equity	13.42	12.77
Return on average tangible common equity (1)	18.56	17.04
Average yield on earning assets (FTE) (1)	3.92	3.58
Average rate on interest bearing liabilities	0.85	0.57
Net interest margin (FTE) (1)	3.32	3.16
Net interest spread (FTE) (1)	3.07	3.01
Average earning assets to average interest bearing liabilities	143.25	138.39
Noninterest expense to average total assets	1.77	1.75
Efficiency ratio (FTE) (1)	47.39	49.03
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31,
	2022	2021
Nonperforming Assets:	$10,862	$11,609
Nonaccrual loans	2,846	2,536
Accruing loans past due more than 90 days	—	—
Troubled debt restructured loans	7,849	9,073
Other real estate owned	93	—
Repossessed assets	74	—

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.07%	0.07%
Ratio of nonperforming assets to:
Total assets	0.14	0.16
Total loans	0.26	0.32
Total loans and OREO	0.26	0.32
Total loans, excluding PPP loans, and OREO	0.26	0.32
Ratio of allowance for loan losses to:
Nonaccruing loans	1,283.03	1,390.89
Nonperforming assets	336.17	303.84
Total loans	0.88	0.97
Total loans, excluding PPP loans	0.88	0.98
Net charge-offs (recoveries) to average loans outstanding	0.02	0.02

Capital Ratios:
Shareholders’ equity to total assets	9.87	12.57
Common equity tier 1 capital	12.63	14.17
Tier 1 risk-based capital	13.70	15.43
Total risk-based capital	16.11	18.15
Tier 1 leverage capital	9.96	10.33
Period end tangible equity to period end tangible assets (1)	7.35	9.99
Average shareholders’ equity to average total assets	10.65	12.47
(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-12

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31,
Loan Portfolio Composition	2022	2021
Real Estate Loans:
Construction	$559,681	$447,860
1-4 Family Residential	663,519	651,140
Commercial	1,987,707	1,598,172
Commercial Loans	412,064	418,998
Municipal Loans	450,067	443,078
Loans to Individuals	74,653	85,914
Total Loans	$4,147,691	$3,645,162

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$35,273	$49,006
Loans charged-off	(2,584)	(2,751)
Recoveries of loans charged-off	1,888	1,980
Net loans (charged-off) recovered	(696)	(771)
Provision for (reversal of) loan losses	1,938	(12,962)
Balance at end of period	$36,515	$35,273

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$2,384	$6,386
Provision for (reversal of) off-balance-sheet credit exposures	1,303	(4,002)
Balance at end of period	$3,687	$2,384
Total Allowance for Credit Losses	$40,202	$37,657

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	December 31, 2022			September 30, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,103,429	$52,650	5.09%	$4,012,547	$45,992	4.55%
Loans held for sale	1,087	15	5.47%	606	7	4.58%
Securities:
Taxable investment securities (2)	622,004	4,804	3.06%	626,136	4,896	3.10%
Tax-exempt investment securities (2)	1,730,233	15,652	3.59%	1,750,952	14,455	3.28%
Mortgage-backed and related securities (2)	483,914	4,614	3.78%	520,501	4,770	3.64%
Total securities	2,836,151	25,070	3.51%	2,897,589	24,121	3.30%
Federal Home Loan Bank stock, at cost, and equity investments	22,616	212	3.72%	24,013	101	1.67%
Interest earning deposits	10,974	108	3.90%	18,664	105	2.23%
Federal funds sold	84,858	774	3.62%	46,106	269	2.31%
Total earning assets	7,059,115	78,829	4.43%	6,999,525	70,595	4.00%
Cash and due from banks	108,200			102,840
Accrued interest and other assets	356,248			433,532
Less: Allowance for loan losses	(36,602)			(35,706)
Total assets	$7,486,961			$7,500,191
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$676,654	758	0.44%	$685,947	481	0.28%
Certificates of deposit	645,972	3,035	1.86%	588,212	1,452	0.98%
Interest bearing demand accounts	3,119,682	9,894	1.26%	3,164,961	5,954	0.75%
Total interest bearing deposits	4,442,308	13,687	1.22%	4,439,120	7,887	0.70%
Federal Home Loan Bank borrowings	189,939	1,623	3.39%	173,838	1,078	2.46%
Subordinated notes, net of unamortized debt issuance costs	98,657	1,013	4.07%	98,621	1,004	4.04%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,264	901	5.93%	60,263	669	4.40%
Repurchase agreements	37,416	117	1.24%	30,530	54	0.70%
Other borrowings	85,033	945	4.41%	98,174	673	2.72%
Total interest bearing liabilities	4,913,617	18,286	1.48%	4,900,546	11,365	0.92%
Noninterest bearing deposits	1,757,568			1,746,245
Accrued expenses and other liabilities	88,024			101,881
Total liabilities	6,759,209			6,748,672
Shareholders’ equity	727,752			751,519
Total liabilities and shareholders’ equity	$7,486,961			$7,500,191
Net interest income (FTE)		$60,543			$59,230
Net interest margin (FTE)			3.40%			3.36%
Net interest spread (FTE)			2.95%			3.08%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2022 and September 30, 2022, loans totaling $2.8 million and $3.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2022			March 31, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,847,614	$39,088	4.07%	$3,703,980	$35,625	3.90%
Loans held for sale	1,776	18	4.07%	928	8	3.50%
Securities:
Taxable investment securities (2)	617,603	4,632	3.01%	644,706	4,608	2.90%
Tax-exempt investment securities (2)	1,653,871	13,599	3.30%	1,563,185	12,683	3.29%
Mortgage-backed and related securities (2)	417,057	3,238	3.11%	566,941	4,017	2.87%
Total securities	2,688,531	21,469	3.20%	2,774,832	21,308	3.11%
Federal Home Loan Bank stock, at cost, and equity investments	17,663	77	1.75%	20,677	113	2.22%
Interest earning deposits	77,894	125	0.64%	44,642	24	0.22%
Federal funds sold	37,343	79	0.85%	8,651	4	0.19%
Total earning assets	6,670,821	60,856	3.66%	6,553,710	57,082	3.53%
Cash and due from banks	100,231			107,144
Accrued interest and other assets	446,136			607,235
Less: Allowance for loan losses	(35,895)			(35,636)
Total assets	$7,181,293			$7,232,453
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$670,187	326	0.20%	$652,394	273	0.17%
Certificates of deposit	518,104	578	0.45%	563,599	594	0.43%
Interest bearing demand accounts	3,175,385	3,360	0.42%	3,097,966	2,370	0.31%
Total interest bearing deposits	4,363,676	4,264	0.39%	4,313,959	3,237	0.30%
Federal Home Loan Bank borrowings	55,990	224	1.60%	122,783	366	1.21%
Subordinated notes, net of unamortized debt issuance costs	98,586	1,000	4.07%	98,552	998	4.11%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,262	471	3.13%	60,261	356	2.40%
Repurchase agreements	30,055	18	0.24%	21,494	10	0.19%
Other borrowings	6,549	45	2.76%	467	—	—
Total interest bearing liabilities	4,615,118	6,022	0.52%	4,617,516	4,967	0.44%
Noninterest bearing deposits	1,702,985			1,642,973
Accrued expenses and other liabilities	98,870			84,009
Total liabilities	6,416,973			6,344,498
Shareholders’ equity	764,320			887,955
Total liabilities and shareholders’ equity	$7,181,293			$7,232,453
Net interest income (FTE)		$54,834			$52,115
Net interest margin (FTE)			3.30%			3.22%
Net interest spread (FTE)			3.14%			3.09%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2022 and March 31, 2022, loans totaling $3.1 million and $2.4 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2021
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,668,767	$36,740	3.97%
Loans held for sale	1,980	11	2.20%
Securities:
Taxable investment securities (2)	590,104	4,215	2.83%
Tax-exempt investment securities (2)	1,508,196	12,699	3.34%
Mortgage-backed and related securities (2)	650,685	4,394	2.68%
Total securities	2,748,985	21,308	3.08%
Federal Home Loan Bank stock, at cost, and equity investments	38,832	175	1.79%
Interest earning deposits	43,841	22	0.20%
Total earning assets	6,502,405	58,256	3.55%
Cash and due from banks	103,126
Accrued interest and other assets	662,654
Less: Allowance for loan losses	(38,317)
Total assets	$7,229,868
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$624,377	264	0.17%
Certificates of deposit	632,150	681	0.43%
Interest bearing demand accounts	2,558,289	1,289	0.20%
Total interest bearing deposits	3,814,816	2,234	0.23%
Federal Home Loan Bank borrowings	609,310	1,758	1.14%
Subordinated notes, net of unamortized debt issuance costs	98,517	1,011	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,259	345	2.27%
Repurchase agreements	21,874	11	0.20%
Total interest bearing liabilities	4,604,776	5,359	0.46%
Noninterest bearing deposits	1,637,914
Accrued expenses and other liabilities	88,982
Total liabilities	6,331,672
Shareholders’ equity	898,196
Total liabilities and shareholders’ equity	$7,229,868
Net interest income (FTE)		$52,897
Net interest margin (FTE)			3.23%
Net interest spread (FTE)			3.09%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2021, loans totaling $2.5 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-16

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,918,249	$173,355	4.42%	$3,668,149	$147,667	4.03%
Loans held for sale	1,098	48	4.37%	2,063	56	2.71%
Securities:
Taxable investment securities (2)	627,546	18,940	3.02%	454,836	13,312	2.93%
Tax-exempt investment securities (2)	1,675,227	56,389	3.37%	1,407,231	47,775	3.39%
Mortgage-backed and related securities (2)	496,940	16,639	3.35%	793,300	19,534	2.46%
Total securities	2,799,713	91,968	3.28%	2,655,367	80,621	3.04%
Federal Home Loan Bank stock, at cost, and equity investments	21,255	503	2.37%	37,549	530	1.41%
Interest earning deposits	37,898	362	0.96%	39,426	78	0.20%
Federal funds sold	44,454	1,126	2.53%	—	—	—
Total earning assets	6,822,667	267,362	3.92%	6,402,554	228,952	3.58%
Cash and due from banks	104,602			94,959
Accrued interest and other assets	457,782			670,062
Less: Allowance for loan losses	(35,962)			(43,064)
Total assets	$7,349,089			$7,124,511
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$671,402	1,838	0.27%	$578,245	953	0.16%
Certificates of deposit	579,223	5,659	0.98%	663,789	3,635	0.55%
Interest bearing demand accounts	3,139,628	21,578	0.69%	2,464,670	4,816	0.20%
Total interest bearing deposits	4,390,253	29,075	0.66%	3,706,704	9,404	0.25%
Federal Home Loan Bank borrowings	135,926	3,291	2.42%	665,384	7,348	1.10%
Subordinated notes, net of unamortized debt issuance costs	98,604	4,015	4.07%	171,857	8,246	4.80%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,262	2,397	3.98%	60,258	1,390	2.31%
Repurchase agreements	29,919	199	0.67%	22,257	42	0.19%
Other borrowings	47,926	1,663	3.47%	—	—	—
Total interest bearing liabilities	4,762,890	40,640	0.85%	4,626,460	26,430	0.57%
Noninterest bearing deposits	1,712,849			1,516,682
Accrued expenses and other liabilities	90,988			93,136
Total liabilities	6,566,727			6,236,278
Shareholders’ equity	782,362			888,233
Total liabilities and shareholders’ equity	$7,349,089			$7,124,511
Net interest income (FTE)		$226,722			$202,522
Net interest margin (FTE)			3.32%			3.16%
Net interest spread (FTE)			3.07%			3.01%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2022 and 2021, loans totaling $2.8 million and $2.5 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-17

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Year Ended
	2022				2021	2022	2021
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$27,668	$26,951	$25,405	$24,996	$28,687	$105,020	$113,401
After-tax amortization expense	407	435	463	491	520	1,796	2,251
Adjusted net income available to common shareholders	$28,075	$27,386	$25,868	$25,487	$29,207	$106,816	$115,652

Average shareholders' equity	$727,752	$751,519	$764,320	$887,955	$898,196	$782,362	$888,233
Less: Average intangibles for the period	(206,049)	(206,591)	(207,163)	(207,774)	(208,412)	(206,889)	(209,463)
Average tangible shareholders' equity	$521,703	$544,928	$557,157	$680,181	$689,784	$575,473	$678,770

Return on average tangible common equity	21.35%	19.94%	18.62%	15.20%	16.80%	18.56%	17.04%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$745,997	$707,636	$731,782	$784,241	$912,172	$745,997	$912,172
Less: Intangible assets at end of period	(205,738)	(206,253)	(206,803)	(207,389)	(208,011)	(205,738)	(208,011)
Tangible common shareholders' equity at end of period	$540,259	$501,383	$524,979	$576,852	$704,161	$540,259	$704,161

Total assets at end of period	$7,558,636	$7,453,747	$7,606,061	$7,119,115	$7,259,602	$7,558,636	$7,259,602
Less: Intangible assets at end of period	(205,738)	(206,253)	(206,803)	(207,389)	(208,011)	(205,738)	(208,011)
Tangible assets at end of period	$7,352,898	$7,247,494	$7,399,258	$6,911,726	$7,051,591	$7,352,898	$7,051,591

Period end tangible equity to period end tangible assets	7.35%	6.92%	7.10%	8.35%	9.99%	7.35%	9.99%

Common shares outstanding end of period	31,547	32,127	32,108	32,294	32,352	31,547	32,352
Tangible book value per common share	$17.13	$15.61	$16.35	$17.86	$21.77	$17.13	$21.77

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$56,842	$55,515	$51,078	$48,906	$49,401	$212,341	$189,557
Tax-equivalent adjustments:
Loans	744	742	762	745	740	2,993	2,920
Tax-exempt investment securities	2,957	2,973	2,994	2,464	2,756	11,388	10,045
Net interest income (FTE) (1)	60,543	59,230	54,834	52,115	52,897	226,722	202,522
Noninterest income	10,766	10,269	9,097	10,725	12,011	40,857	49,336
Nonrecurring income (2)	—	99	2,177	706	(463)	2,982	(3,862)
Total revenue	$71,309	$69,598	$66,108	$63,546	$64,445	$270,561	$247,996

Noninterest expense	$33,561	$33,464	$32,106	$31,195	$31,334	$130,326	$125,030
Pre-tax amortization expense	(515)	(550)	(586)	(622)	(658)	(2,273)	(2,849)
Nonrecurring expense (3)	26	87	39	22	8	174	(580)
Adjusted noninterest expense	$33,072	$33,001	$31,559	$30,595	$30,684	$128,227	$121,601

Efficiency ratio	48.92%	50.09%	50.61%	50.71%	50.34%	50.05%	51.74%
Efficiency ratio (FTE) (1)	46.38%	47.42%	47.74%	48.15%	47.61%	47.39%	49.03%

Average earning assets	$7,059,115	$6,999,525	$6,670,821	$6,553,710	$6,502,405	$6,822,667	$6,402,554

Net interest margin	3.19%	3.15%	3.07%	3.03%	3.01%	3.11%	2.96%
Net interest margin (FTE) (1)	3.40%	3.36%	3.30%	3.22%	3.23%	3.32%	3.16%

Net interest spread	2.74%	2.87%	2.91%	2.89%	2.88%	2.86%	2.80%
Net interest spread (FTE) (1)	2.95%	3.08%	3.14%	3.09%	3.09%	3.07%	3.01%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale and other investment income or loss in the periods where applicable.
(3)These adjustments may include loss on redemption of subordinated notes, foreclosure expenses and branch closure expenses, in the periods where applicable.
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